UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2011

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders

CareFusion Corporation (the “Company”) held its annual meeting of stockholders on November 2, 2011. The following is a summary of the matters voted on at the meeting.

(1)	The persons elected to the Company’s board of directors to serve as Class II directors and hold office until the 2014 annual meeting of stockholders and the number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to such persons were as follows:

Director	For	Against	Abstain	Broker Non-votes
Jacqueline B. Kosecoff, Ph.D.	187,345,044	1,472,465	192,747	13,072,523
Michael D. O’Halleran	188,331,971	484,531	193,754	13,072,523
Robert P. Wayman	188,011,887	801,532	196,837	13,072,523

(2)	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
201,190,859	271,291	620,629	N/A

(3)	The stockholders approved a non-binding advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2011. The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
164,570,426	24,059,369	380,461	13,072,523

(4)	The stockholders approved of holding the non-binding advisory vote on the compensation of the Company’s named executive officers on an annual basis. The number of votes cast for 1 year, 2 years, 3 years, and the number of abstentions and broker non-votes were as follows:

1 YEAR	2 YEARS	3 YEARS	Abstain	Broker Non-votes
171,079,026	888,878	16,952,568	89,784	13,072,523

In light of the results of the stockholder vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers, and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will hold a non-binding advisory vote on executive compensation annually until the next required vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation (Registrant)

Date: November 3, 2011	By:	/s/ Joan Stafslien
	Name:	Joan Stafslien
	Title:	Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

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